                                                                   EXHIBIT 10.19

                             GMS DENTAL GROUP, INC.
                       1996 PERFORMANCE STOCK OPTION PLAN

                        NOTICE OF GRANT OF STOCK OPTION
                        -------------------------------

          Notice is hereby given of the following option grant (the "Option") to purchase Shares of Stock of GMS Dental Group, Inc., a Delaware corporation (the "Company"):

          Optionee:        Michael T. Fiore
          --------

          Grant Date:      April 1, 1997
          ----------

          Vesting Commencement Date:  April 1, 1997
          -------------------------

          Exercise Price:  $.20 per share
          --------------

          Number of Option Shares:  75,000 shares
          -----------------------

          Expiration Date: March 31, 2001
          ---------------

          Type of Option:   X  Incentive Stock Option
          --------------   ---

                               Non-Statutory Stock Option
                           ---

          Date Exercisable:  Immediately Exercisable
          ----------------

          Vesting Schedule:  The Option Shares shall be unvested and subject to
          ----------------
          repurchase by the Company at the Exercise Price paid per share. Optionee shall acquire a vested interest in, and the Company's repurchase right shall accordingly lapse with respect to the Option Shares in accordance with the financial performance objectives and vesting schedule set forth in Schedule 1 to Exhibit A hereto. In no
                                        ----------    ---------
          event shall any additional Option Shares vest after Optionee's cessation of Service.

          Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the GMS Dental Group, Inc. 1996 Performance Stock Option Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Incentive Stock Option Agreement attached hereto as Exhibit A. Optionee hereby
                                          ---------
acknowledges receipt of a copy of the Plan in the form attached hereto as

Exhibit B.
---------

          REPURCHASE RIGHTS.  OPTIONEE HEREBY AGREES THAT ALL OPTION SHARES
          -----------------
ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL BE SUBJECT TO CERTAIN REPURCHASE RIGHTS EXERCISABLE BY THE COMPANY AND ITS ASSIGNS. THE TERMS OF SUCH RIGHTS ARE SPECIFIED IN THE INCENTIVE STOCK OPTION AGREEMENT ATTACHED HERETO AS EXHIBIT A.
                                                                     ---------


          No Employment or Service Contract.  Nothing in this Notice or in the
          ---------------------------------
attached Stock Option Agreement or Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause. All rights to terminate Optionee 's Service shall be as set forth in that certain offer of employment letter between the Company and Optionee, dated February 26, 1997, as may be amended or superseded.

          Definitions.  All capitalized terms in this Notice shall have the
          -----------
meaning assigned to them in this Notice or in the attached Performance Stock Option Agreement.

Dated:  April 1, 1997

                         GMS DENTAL GROUP, INC.


                         By: /s/ Grant M. Sadler
                            -------------------------------
                            Grant M. Sadler

                         Its: Chairman of the Board of Directors


                         MICHAEL T. FIORE, OPTIONEE


                         By: /s/ Michael T. Fiore
                            ------------------------
                            Michael T. Fiore

                         Address:
                                 --------------------------

                                 --------------------------

                                 --------------------------


ATTACHMENTS
-----------

Exhibit A - Stock Option Agreement
Exhibit B - 1996 Performance Stock Option Plan

                                   EXHIBIT A
                                   ---------

                       INCENTIVE STOCK OPTION AGREEMENT
                       --------------------------------

                            GMS DENTAL GROUP, INC.
                      1996 PERFORMANCE STOCK OPTION PLAN

                       INCENTIVE STOCK OPTION AGREEMENT



INCENTIVE STOCK         This option is intended to be an incentive stock option
OPTION                  under Section 422 of the Internal Revenue Code and will
                        be interpreted accordingly.

VESTING The Option Shares shall be unvested and subject to repurchase by the Company at the Exercise Price paid per share. Optionee shall acquire a vested interest in, and the Company's repurchase right shall accordingly lapse with respect to the Option Shares in accordance with the financial performance objectives and vesting schedule set forth in Schedule 1 hereto. In no event shall any additional Option Shares vest after Optionee's cessation of Service.

TERM Your option will expire in any event at the close of business at Company headquarters on the day before the 5th anniversary of the Date of Grant, as shown on the cover sheet. (It will expire earlier if your Company service terminates, as described below.)

REGULAR                 If your service as an employee of the Company (or any
TERMINATION             subsidiary) terminates for any reason except death or
                        Disability, then your Option will expire at the close of business at Company headquarters no less than 30 days after your termination date.

DEATH If you die as an employee of the Company (or any subsidiary), then your Option will expire at the close of business at Company headquarters on a day not less than 6 months after the date of death. During the 6-month period, your estate or heirs may exercise the vested portion of your option.

DISABILITY              If your service as an employee of the Company (or any
                        subsidiary) terminates because of your Disability, then your Option will expire at the close of business at the Company headquarters on the day not less than 6 months after your termination date.

LEAVES OF ABSENCE       For purposes of this Option, your status as an Employee
                        does not terminate when you go on a military leave, a sick leave or another bona fide leave of absence that was approved by the Company in writing if the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. Your status as an Employee terminates in any event when the approved leave ends, unless you immediately return to active work.

                        The Company determines which leaves count for this purpose, whether your option continues to vest during a leave and when your service terminates for all purposes under the Plan.

NOTICE OF EXERCISE      When you wish to exercise this Option, you must notify
                        the Company by filing the proper "Notice of Exercise" form at the address given on the form. The Company may prescribe a minimum number of shares of Common Stock which may be purchased. Your notice must specify how many shares of Common Stock you with to purchase. Your notice must also specify how your Common Stock should be registered (in your name only or in your and your spouse's names as community property or as joint tenants with right of survivorship). The notice will be effective when it is received by the Company.

                        If someone else wants to exercise this option after your death, that person must prove tot he Company's satisfaction that he or she is entitled to do so.

RESTRICTIONS ON         The Company will not permit you to exercise this Option
EXERCISE                if the issuance of Common stock at that time would
                        violate any law or regulation.

PERIODS OF              Any other provision of this Agreement notwithstanding,
NONEXERCISABILITY       the Company shall have the right to designate one or
                        more periods of time, each of which shall not exceed 180 days in length, during which this Option shall not be exercisable if the Company determines (in its sole discretion) that such limitation on exercise could in any way facilitate a lessening of any restriction on transfer pursuant to the Securities Act of 1933 (the
                        "Securities Act") or any state securities laws with respect to any issuance of securities by the Company, facilitate the registration or qualification of any securities by the Company under the Securities Act or any state securities laws, or facilitate the perfection of any exemption from the registration or qualification requirements of the Securities Act or any applicable state securities laws for the issuance or transfer of any securities. Such limitation on exercise shall not alter the vesting schedule set forth in this Agreement other than to limit the periods during which this option shall be exercisable.

*FORM OF PAYMENT        When you submit your notice of exercise, you must
                        include payment of the option exercise price for the Shares you are purchasing. Payment may be made in one
                        (or a combination) of the following forms:

                        . Your personal check, a cashier's check or a money order.
                        . Common Shares which have already been owned by you for any time period specified by the Committee and which are surrendered to the Company. The value of the Shares, determined as of the effective date of the option exercise, will be applied to the option price.

                        . To the extent that a public market for the Shares exists as determined by the Company, by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

WITHHOLDING TAXES       You will not be allowed to exercise this option unless
                        you make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the option exercise or the sale of shares acquired upon exercise of this option and the sale of the shares.

RESTRICTIONS ON         By signing this Agreement, you agree not to sell any
RESALE                  option Shares at a tine when applicable laws,
                        regulations or Company or underwriter trading policies prohibit a sale.

                        You represent and agree that the Shares to be acquired upon exercising this option will be acquired for investment, and not with a view to the sale or distribution thereof.

                        In the event that the sale of Share under the Plan is not registered under the Securities Act of 1933, as amended, but an exemption is available which requires an investment representation or other representation, you shall represent and agree at the time of exercise that the Shares being acquired upon exercising this option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

THE COMPANY'S           In the event that you propose to sell, pledge or
RIGHT OF FIRST          otherwise transfer to a third party any Shares acquired
REFUSAL                 under this Agreement, or any interest in such Shares,
                        the Company shall have the "Right of First Refusal" with respect to all (and not less than all) of such Shares.
                        If you desire to transfer Shares acquired under this Agreement, you must give a written "Transfer Notice" to the Company describing fully the proposed transfer, including the number of Shares proposed to be transferred, the proposed transfer price and the name and address of the proposed transferee. The Transfer
                        Notice shall be signed both by you and by the proposed new transferee and must constitute a binding commitment of both parties to the transfer of the Shares. The
                        Company shall have the right to purchase all, and not less than all, of the Shares on the terms of the proposal described in the Transfer Notice (subject, however, to any change in such terms permitted in the next paragraph) by delivery of a notice of exercise of the Right of First Refusal within 30 days after the date when the Transfer Notice was received by the Company.
                        The Company's rights under this Subsection shall be freely assignable, in whole or in part.

                        If the Company fails to exercise is Right of First Refusal within 30 days after the date when it received the Transfer Notice, you may, not later than 90 days following receipt of the Transfer Notice by the Company, conclude a transfer of the Shares subject to the Transfer Notice on the terms and conditions described in the Transfer Notice. Any proposed transfer on terms and conditions different form those described in the Transfer Notice, as well as any subsequent proposed transfer by you, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in the paragraph above. If the Company exercises its Right of First Refusal, the parties shall consummate the sale of the Shares on the terms set forth in the Transfer Notice within 60 days after the date when the Company received the Transfer Notice (or within such longer period as may have been specified in the Transfer Notice); provided, however, that in the event the Transfer Notice provided that payment for the Shares was to be made in a form other than lawful money paid at the time of transfer, the Company shall have the option of paying for the Share with lawful money equal to the present value of the consideration described in the Transfer Notice.*

                        The Company's Right of First Refusal shall inure to the benefit of its successors and assigns and shall be binding upon any transferee of the shares.

                        The Company's Right of First Refusal shall terminate in the event that Stock is listed on an established stock exchange or is quoted regularly on the Nasdaq National Market.

RIGHT OF                At any time following the Company's failure to achieve
REPURCHASE              the performance objectives set forth on Schedule 1 or
                        following termination of your employment for any reason, the Company shall have the right to repurchase all of those Option Shares that you have or will acquire under this Option. If the Company fails to provide you with written notice of its intention to purchase such shares before or within 30 days of the date the Company receives written notice from you of your termination of employment, the Company's right to purchase such shares shall terminate. If the Company exercises its right to purchase such shares, the Company will consummate the purchase of such shares within 60 days of the date of its written notice to you. The purchase price for any shares repurchased shall be equal to the Exercise Price for those shares ($.20 per share) and shall be paid in cash.

TRANSFER OF OPTION      Prior to your death, only you may exercise this Option.
                        You cannot transfer or assign this Option. For instance, you may not sell this option or use it as security for a loan. If you attempt to do any of these things, this Option will immediately become invalid. You may, however, dispose of this Option in your will or designate a beneficiary.

                        Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse or former spouse, nor is the Company obligated to recognize such individual's interest in your Option in any other way.

RETENTION RIGHTS        Neither your Option or this Agreement do not give you
                        the right to be retained by the Company (or any subsidiaries) in any capacity. The Company (and any subsidiaries) reserve the right to terminate your service at any time for any reason.

SHAREHOLDER RIGHTS      you, or your estate or heirs, have no rights as a
                        shareholder of the Company until a certificate for the shares of Common stock acquired upon exercise of this Option has been issued. No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued, except as described in the Plan.

ADJUSTMENTS             On the event of a stock split, a stock dividend or a
                        similar change in the outstanding Common Stock of the Company, the number of shares of Common Stock covered by this Option and the exercise price per share may be adjusted pursuant to the Plan. Your Option shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

AMENDMENTS AND          This Agreement may be amended in writing signed by both
ADMINISTRATION          parties. The Committee shall have the sole discretion to
                        interpret and administer this Agreement and to adopt rules and policies to administer and enforce this Agreement.

LEGENDS All certificates representing the shares issued upon exercise of this Option shall, where applicable, have endorsed thereon the following legends:

                        "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OPTIONS TO PURCHASE SUCH SHARES SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE."

                        "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED."

APPLICABLE LAW          This Agreement will be interpreted and enforced under
                        the laws of the State of California.

THE PLAN AND            The text of the Plan is incorporated in this Agreement
OTHER AGREEMENTS        by reference. Certain capitalized terms used in this
                        Agreement are defined in the Plan.

ENTIRE AGREEMENT        This Agreement, that certain employment letter, dated
                        February 26, 1997, by and between you and the Company, as amended or superseded from time to time, and the Plan constitute the entire understanding between you and the Company regarding this Option and the Option Shares. Any prior agreements, commitments or negotiations concerning this Option or the Option Shares are superseded.

     By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.

                                  SCHEDULE 1
                                  ----------

                       Financial Performance Objectives


          The Repurchase Right as to the Option Shares subject to vesting based on financial performance objectives (the "Performance Objectives") will expire in 1997 with respect to up to one-half ( 1/2) of the Option Shares (the "Initial Amount") and in 1998 with respect to the remaining half of the Option Shares (the "Second Amount"), but only if the following conditions are met:

          (i) the aggregate consideration paid by the Company for acquired dental practices from (x) inception through December 31, 1997 (with respect to the Initial Amount) and (y) from inception through December 31, 1998 (with respect to the Second Amount) does not exceed an amount equal to six (6) multiplied by the aggregate of the earnings before interest, taxes, depreciation and amortization ("EBITDA") for such practices for the immediately preceding twelve (12) month period; and

          (ii) Adjusted EBITDA (as defined below) exceeds seventy-five percent (75%) of Target EBITDA (as defined below) for (x) the Company's fiscal year ended December 31, 1997 (with respect to the Initial Amount) or (y) the Company's fiscal year ended December 31, 1998 (with respect to the Second Amount).

          For purposes of this Schedule 1, the term "Target EBITDA" shall mean
                               ----------
$6,298,000 for the fiscal year ended December 31, 1997 and $16,911,000 for the fiscal year ended December 31, 1998. For purposes of this Schedule 1, the term
                                                           ----------
"Adjusted EBITDA" shall mean the Company's EBITDA less corporate general and administrative expenses (but excluding direct expenses incurred in connection with the employment of a CEO, such as salary, bonus, travel and entertainment, car allowance and costs of administrative assistant). All computation of EBITDA, Target EBITDA and Adjusted EBITDA shall be based on audited financial statements of the Company.

Vesting Formula

          If the conditions set forth above are met, that number of shares of the Initial Amount and Second Amount shall vest as of the dates indicated above as follows:

       Percentage of Target              Percentage of Initial Amount or
     EBITDA Achieved by Company       Second Amount Shares Which Will Vest
     --------------------------       ------------------------------------

    75% or less of Target EBITDA                       0%

  100% of Target EBITDA or greater                    100%

Greater than 75%, but less than 100%  The percentage which will vest shall decrease linearly to 0% as the
                                      percentage of Target EBITDA achieved
                                           decreases from 100% to 75%